Exhibit 10.5

AMENDMENT No. 8 TO TERM LOAN AGREEMENT

THIS AMENDMENT NO. 8 TO TERM LOAN AGREEMENT, dated as of November 10, 2022 (this “Amendment”) is made among T2 BIOSYSTEMS, INC., a Delaware corporation (“Borrower”), the other Obligors party hereto, CRG SERVICING LLC, as administrative agent and collateral agent (in such capacities, “Administrative Agent”) and the lenders listed on the signature pages hereof under the heading “LENDERS” (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement described below.

RECITALS

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Term Loan Agreement, dated as of December 30, 2016, with the Subsidiary Guarantors from time to time party thereto (as amended by Amendment No. 1 to Term Loan Agreement, dated as of March 1, 2017, as further amended by Amendment No. 2 to Term Loan Agreement, dated as of December 18, 2017, as further amended by Amendment No. 3 to Term Loan Agreement, dated as of March 16, 2018, as further amended by Amendment No. 4 to Term Loan Agreement, dated as of March 13, 2019, as further amended by Amendment No. 5 to Term Loan Agreement, dated as of September 10, 2019, as further amended by Amendment No. 6, dated as of January 25, 2021, and as further amended by Amendment No. 7, dated as of February 15, 2022, in each case, by and among Borrower, Administrative Agent and the lenders party thereto, and as further amended, supplemented or modified to date, the “Loan Agreement”); and

WHEREAS, Borrower has requested that Administrative Agent and the Lenders, and Administrative Agent and the Lenders have agreed to, amend the Minimum Required Revenue covenant in Section 10.02(e) of the Loan Agreement and make certain other changes as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.Definitions; Interpretation.

(a)Terms Defined in Loan Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.Amendments to Loan Agreement. Subject to Section 3 of this Amendment, the following definitions in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety:

“Interest-Only Period” means the period from and including the first Borrowing Date and through but excluding the thirty-second (32nd) Payment Date following the first Borrowing Date.

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“Stated Maturity Date” means the thirty-second (32nd) Payment Date following the first Borrowing Date.

SECTION 3.Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:

(a)Borrower, Administrative Agent and each of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 13.04(a)(i) of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

(b)no Default or Event of Default (in each case subject to any cure period provided under the Loan Agreement) under the Loan Agreement shall have occurred and be continuing; and

(c)Borrower shall have paid or reimbursed Administrative Agent and the Lenders for their reasonable out of pocket costs and expenses (including the reasonable fees and expenses of Administrative Agent’s and the Lenders’ legal counsel) incurred in connection with this Amendment pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

SECTION 4.Representations and Warranties; Reaffirmation.

(a)Borrower hereby represents and warrants to each Lender as follows:

(i)Borrower has full power, authority and legal right to make and perform this Amendment.  This Amendment is within Borrower’s corporate powers and has been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action.  This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate (i) the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or (ii) any applicable law or regulation or any order of any Governmental Authority, other than any such violations in the case of this clause (ii) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (z) will not violate or result in a default under any Material Agreement or agreement creating or evidencing any Material Indebtedness, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)The representations and warranties in Section 7 of the Loan Agreement are true and correct in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement) (unless qualified by materiality or Material Adverse Effect, in which case they are true in all respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement)) on and as of the date hereof, with the same force as if made on and as of the date hereof (except that the representation regarding representations and warranties that refer to a specific earlier date is that they were true and correct in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement) (unless qualified by materiality

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or Material Adverse Effect, in which case they are true in and correct in all respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement)) on such earlier date).

(iv)There has been no Material Adverse Effect since the date of the Loan Agreement.

(b)Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein.  By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5.Release.  In consideration of the agreements of Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”).  Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of the Release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the Release.  Borrower acknowledges that the Release constitutes a material inducement to Administrative Agent and the Lenders to enter into this Amendment and that Administrative Agent and the Lenders would not have done so but

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for Administrative Agent’s and each Lender’s expectation that the Release is valid and enforceable in all events.

SECTION 6.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)Submission to Jurisdiction.  Borrower agrees that any suit, action or proceeding with respect to this Amendment or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 6 is for the benefit of Administrative Agent and the Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)Waiver of Jury Trial.  Borrower, Administrative Agent and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment.

SECTION 7.Miscellaneous.

(a)No Waiver.  Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)Headings.  Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)Integration.  This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the

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subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f)Controlling Provisions.  In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail.  Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BORROWER:

T2 BIOSYSTEMS, INC.

By _/s/ John Sperzel_______________________

Name: John Sperzel

Title:   Chairman & CEO

[Signature Page to Amendment No. 8 to Term Loan Agreement]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By: /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

LENDERS:

CRG PARTNERS III L.P.

By CRG PARTNERS III GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.

By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner

By CRG PARTNERS III – PARALLEL FUND “A” GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

Witness:/s/ Sean Scanlan
Name:Sean Scanlan

[Signature Page to Amendment No. 8 to Term Loan Agreement]

CRG PARTNERS III (CAYMAN) LEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

Witness:/s/ Sean Scanlan
Name:Sean Scanlan_

CRG PARTNERS III PARALLEL FUND “B” (CAYMAN) L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

Witness:/s/ Sean Scanlan
Name:Sean Scanlan

[Signature Page to Amendment No. 8 to Term Loan Agreement]